Exhibit 10.8

NOTE

$750,000.00	May 5, 2010

The undersigned maker promises to pay to the order of Kent Carr, at 10 South New Street, Staunton, VA 24401, the principal sum of $750,000.00 with interest at the rate of 12.00% per annum, payable as follows:

Interest only is due every six months on November 1, 2010, May 1, 2011 and November 1, 2011. The remaining principal balance and all accrued and unpaid interest shall be due and payable, if not sooner paid, on November 1, 2011.

The right is reserved to prepay this Note in whole, at any time without penalty or fee. The amount of any partial prepayment shall be applied to the reduction of the principal, but shall not relieve the maker of the obligation to make interest installment payments as provided herein.

The maker, and all endorsers and guarantors, if any, jointly and severally agree that:

1.           If there is a default in any payment, or a default in the performance of or compliance with any covenant, warranty or agreement in the Deed of Trust securing this Note, the unpaid principal balance of this Note with all accrued interest at any time during such default, at the option of the holder, may be declared and thereupon shall become due and payable in full. Failure to exercise this option shall not constitute a waiver of the right to exercise the option in the event of any subsequent default.

2.           If any of them is declared a bankrupt, an insolvent, or makes an assignment for the benefit of creditors, the holder of this Note may, at its option, declare the unpaid principal balance of the Note with all interest accrued thereon due and payable.

3.           At any time and from time to time, the holder may take any of the following actions with respect to the loan which this Note represents, without notice to or affecting the liability of any of them: (a) renew, extend, reamortize or otherwise rearrange the loan; (b) release, agree not to sue, or otherwise discharge, in whole or in part, anyone who signs or guarantees this Note; (c) release, exchange, or otherwise dispose of any collateral, in whole or in part.

4.           They waive demand, presentment, protest and notice of dishonor, and waive the benefit of the homestead exemption and all other exemptions as to the debt represented by this Note.

5.            They will pay all expenses incurred in the collection of this Note, including attorney's fees of not less than Fifteen Percent (15%) of the total amount due if it becomes necessary to place this Note in the hands of an attorney for collection.

In the event the Maker fails to pay interest by the 10th day of the month when interest is due, the maker agrees to pay a late charge equal to 1% of the outstanding principal balance.

In the event the Maker remains in default for more than 30 days, the Maker agrees to pay default interest on the unpaid principal balance beginning on the 1st day of the following month at the rate of 18% per annum.

If legal or equitable title to the property conveyed by the Deed of Trust securing this Note, or any portion thereof, or interest therein, is transferred to or becomes vested in anyone other than the Grantor in the Deed of Trust, by assignment, sale, conveyance, encumbrance, or otherwise, without the prior written consent of the holder, the holder shall have the option to declare all sums due under this Note, or under the Deed of Trust securing this Note, immediately due and payable in full. In addition, in any such event, the holder reserves the right in its sale discretion to: (a) modify any of the terms of this Note, or of the Deed of Trust securing this Note, as it deems necessary; (b) increase the interest rate effective as of the date of transfer; and (c) charge an assumption fee.

The payment of this Note is secured by a Deed of Trust of even date from the maker to Rhea & Miller, P.C., Trustee, on real estate situate at 40 Seawright Springs, Road, Mount Sidney, VA 24467 in Augusta County, Virginia.

The term "maker" as used in this Note refers to each and every person, corporation, trust, partnership, or other legal entity signing this Note. Each maker is liable for payment of the entire debt. The obligations of each maker shall bind the maker's heirs, personal representatives, successors and assigns. The term "holder" as used in this Note refers to the named payee(s) and successors and assigns of the named payee(s).

Whenever used herein, the singular shall include the plural and vice versa, and the use of any gender shall include all other genders.

WITNESS the following signature and seal.

Seawright Spring, LLC

By:   /s/ Joel P. Sens                                              (SEAL)

Joel P. Sens, Manager